SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):        May 23, 2011

CIRRUS LOGIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-17795	77-0024818
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2901 Via Fortuna, Austin, TX	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (512) 851-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⊠ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b)  Mr. D. James Guzy, a current member of the Board of Directors for Cirrus Logic, Inc. (the “Company”), will not run for reelection to the Board at the Company’s next annual meeting and plans to retire from the Board as of the date of the 2011 Annual Meeting of Stockholders, which is scheduled for July 28, 2011.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)  On May 23, 2011, the Board of Directors for Cirrus Logic, Inc. (the "Company") adopted an amendment to Section 3.2 of the Company’s Bylaws, to expand the size of the Board from seven to eight members.  The amendment of the existing Bylaws took effect immediately upon adoption by the Board of Directors. A copy of the Bylaws of the Company, as amended and restated, is attached hereto as Exhibit 3.1.

The amendment further clarifies the use of electronic transmissions under the Bylaws in conformance with the applicable provisions of the Delaware General Corporate Law.

Item 8.01 Other Events.

On May 26, 2011, Cirrus Logic Inc. ("Cirrus Logic") issued a press release announcing the nomination of two new independent directors for election at Cirrus Logic’s 2011 Annual Meeting of Stockholders. The full text of this press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

Exhibit 3.1	Bylaws of the Company, as amended and restated
Exhibit 99.1	Cirrus Logic, Inc. press release dated May 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIRRUS LOGIC, INC.

Date:	May 26, 2011	By:	/s/ Thurman K. Case
Name: Thurman K. Case
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws of the Company, as amended and restated
99.1	Registrant’s press release dated May 26, 2011.